SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   under
                        THE SECURITIES ACT OF 1933


                         VISTA CONTINENTAL CORPORATION
               Exact name of registrant as specified in its charter)

                          Commission File No. 2-90519

                                 Delaware
                         (State of Jurisdiction of
                        Incorporation or Organization)


                                72-0510027

                              (I.R.S. Employer
                            Identification Number)



                            851 S. Rampart Blvd. #150
                                Las Vegas, NV 89145
                  (Address and Zip Code of principal executive offices)


                          Vista Continental Corporation
                        2003 Consultants Stock Option Plan
                                (Full title of plan)


                                   Robert Taylor
                              851 S. Rampart Blvd. #150
                                Las Vegas, NV 89145
                                   (702) 228-2077

             (Name, address and telephone number, including area code,
                               of agent for service)


              Copies of all communications, including all communications sent to  the agent for service, should be sent to:

                              W. Andrew Stack, Esq.
                                 Stack Forman, LLP
                                6836 Bee Caves Road
                                    Ste. 242
                                Austin, Texas 78746






              CALCULATION OF REGISTRATION FEE


Title of Securities   Amount to be   Proposed    Proposed        Amount of
to be Registered      Registered     Maximum     Maximum         Registration
                                     Offering    Aggregate       Fee*
                                     Price       Offering Price*
                                     Per Share*

  Common Stock      500,000          $0.73       $365,000        $  87.24
  ($0.001 par       shares**
    value)

  *  Estimated pursuant to rule 457(c)
  ** Includes awards that may be granted pursuant to the foregoing plans and an indeterminate number of shares of Common Stock that may become issuable pursuant to the antidilution provisions of such plan.

                                    PART I

        INFORMATION REQUIRED IN SECTION 10(a) OF PROSPECTUS

  ITEM 1.  PLAN INFORMATION

       The documents containing the information required by Part I of
Form S-8 will be   sent or given to employees as specified by Rule
428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These
documents and the documents   incorporated by reference in this
Registration Statement pursuant to Item 3 of Part II of   this Form S-8,
taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

       Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to Plan participants pursuant
to Rule 428(b), and any additional information   about the Plan and its
administrators are available without charge by contacting:


                   851 S. Rampart Blvd. #150
                    Las Vegas, NV 89145
                       (702) 228-2077
                    Attn:  Robert Taylor
                    Chief Financial Officer

  PART II

       INFORMATION REQUIRED IN REGISTRATION STATEMENT

  ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents previously filed with the Commission by the Company for purposes of the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

   1. The Company's Annual Report on Form 10-KSB for the year ended September 30, 2002 filed on or about January 13, 2003

     All documents filed by the Company pursuant to Sections 13(a), 13(c),
14 and 15(d) of the Exchange Act subsequent to the date of this Registration
Statement and prior   to the filing of a post-effective amendment which
indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated
or   deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part thereof.

  ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

  ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Bylaws provide for indemnification (to the full extent permitted by law) of directors, officers, and other agents of the Company
against expenses, judgments,   fines and amounts paid in settlement actually
and reasonable incurred in connection with any proceedings arising by reason of the fact that such person is or was an officer, director, or agent of the Company. The Delaware law generally provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses judgments, fines, settlement, and other amounts under certain circumstances.

  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

  ITEM 8. CONSULTANTS AND ADVISORS

       Not applicable.

  ITEM 9.  EXHIBITS

    Exhibit No.              Title

       4.1                   2003 Consultants Stock Option Plan

       5.1                   Opinion of W. Andrew Stack, Esq.

      23.1                   Consent of Malone & Bailey, PLLC

      23.2                   Consent of W. Andrew Stack, Esq.

      24.1                   Power of Attorney (included on page 8)


  ITEM 10. UNDERTAKINGS

  (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed t hat which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed
o be a new registration statement relating to the securities offered the rein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Ex change Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceab1e. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any act ion, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada on the 21stday of January 2003.

                      VISTA CONTINENTAL CORPORATION

                      /s/ Robert Taylor
                      Robert Taylor
                      Chief Financial Officer


  Exhibit 24.1

                     POWER OF ATTORNEY

   Know all men by these presents, that each person whose signature appears below constitutes and appoints Robert Taylor, singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Vista Continental Corporation) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



  /s/ William Brooks                 January 21, 2003
  William Brooks                     Date
  President and Chief Executive Officer



  /s/ Robert Taylor                  January 21, 2003
  Robert Taylor                      Date
  Chief Financial Officer

  /s/ Steven Hegedus                 January 21, 2003
  Steven Hegedus                     Date
  Director

  /s/ Richard Smythe                 January 21, 2003
  Richard Smythe                      Date
  Director

  Exhibit 4.1

               VISTA CONTINENTAL CORPORATION
             2003 CONSULTANTS STOCK OPTION PLAN


  Section 1. General Purpose of Plan; Definitions.

  The name of this plan is the Vista Continental Corporation 2003 Consultants Stock Option Plan (the "Plan"). The Plan was adopted by the Board on January 20, 2003. The purpose of the Plan is to enable the company to attract and retain highly qualified personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the advisors that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

  For purposes of the Plan, the following terms shall be defined as set forth below:

  "Act" means Securities Exchange Act of 1934, as amended.

   "Administrator" means the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 2.

   "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     "Committee" means the Committee of the Board designated from time to time by the Board to be the Administrator.

     "Commission" means Securities and Exchange Commission.

      "Company" means Vista Continental Corporation, a Delaware corporation (or any successor corporation).

     "Disability" means the inability of a Participant to perform
substantially his   duties and responsibilities to the Company by reason of
a physical or mental disability or   infirmity (i) for a continuous period
of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Company that he has a physical or mental disability or infirmity which will likely prevent him from returning to the performance of his work duties for six months or longer. The date of such Disability shall be on the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

  "Effective Date" shall mean the date provided pursuant to Section 9.

  "Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, (A) if the Stock is publicly traded, the closing sale price of the Stock on such date as reported in the Wall Street Journal, or the average of the closing price of the Stock on each day on which the Stock was traded over a period-of up to twenty trading days immediately prior to such
date, (B) the fair market value of the   Stock as determined in
accordance with a method prescribed in the agreement
evidencing   any award hereunder, or (C) the fair market value of the
Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

  "Non-Qualified Stock Option" or "NQSO" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

  "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the
corporations in   the chain (other than the Company) owns stock possessing
50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

  "Participant" means any consultant or advisor to the Company selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Stock Options.

  "Stock" means the Common Stock, $0.00l par value, of the Company.

  "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns
stock possessing 50% or more of   the total combined voting power of all
classes of stock in one of the other corporations in the chain.

  Section 2.  Administration

       The Plan shall be administered by the Board or by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

       The Administrator shall have the power and authority to grant Stock Options to consultants and advisors to the Company, pursuant to the terms of the Plan.

  In particular, the Administrator shall have the authority:

  (a) to determine whether and to what extent Stock Options are to be granted hereunder to consultants and advisors to the Company;

  (b) to determine the number of shares to be covered by each Stock Option granted hereunder;

  (c) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Option granted hereunder; and

  (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options.

  The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing otherwise supervise the administration of the Plan.

  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

  Section 3. Stock Subject to Plan.

  The total number of shares of Stock reserved and available for issuance under the Plan (and the total number of shares that may be granted as ISO's) shall be 500,000 shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

  To the extent that a Stock Option expires or is otherwise terminated without being exercised, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan. To the extent that a Participant is eligible to use, and uses, shares of Stock to exercise a Stock Option, the number of Shares of Stock so used shall be available for issuance in connection with future awards under the Plan.

  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in the aggregate number
of shares reserved for   issuance under the Plan as may be determined by the
Administrator, in its sole discretion.   Any other substitutions or
adjustments shall be made as may be determined by the   Administrator, in its
sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

  Section 4. Eligibility.

  Advisors to the Company who are responsible for or contribute to the growth and/or profitability of the business of the Company shall be eligible to be granted Stock Options. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the consultants and advisors to the Company recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award.

  Section 5. Stock Options.

  Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a subscription and/or award agreement with the Company, in such form as the Administrator shall determine which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

  The Administrator shall have the authority to grant consultants and advisors only Non-Qualified Stock Options.

  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and
conditions, not inconsistent with   the terms of the Plan, as the
Administrator shall deem desirable:

  (1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Non-Qualified Stock Options, be less than 50% of the Fair Market Value of the Stock on such date, and (ii) in any event, be less than the par value of the Stock

  (2) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

  (3) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion.

  (4) Method of Exercise. Subject to Section 5(3) above, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or in such other form of consideration as is set forth in the related Stock Option agreement as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made in the form of unrestricted Stock already owned by the optionee; provided, however, that the right to make payment in the form of already owned shares may be authorized only at the time of grant. An optionee shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 10.

  The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

  (5)  Loans.  The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine; provided, however, that the right to make payment in the form of loans may be authorized only at
the time of grant and the terms of   such loans shall be specified in the
related Stock Option agreement. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this
Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the-par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest (if any) under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of service shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve
System and any other governmental agency having jurisdiction.

  (6) Non-Transferability of Options. Unless otherwise determined by the Administrator, no Stock Option shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee's lifetime only by the optionee.

  (7) Termination of Service. If an optionee's service as a consultant or advisor to the Company terminates by reason of death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable subscription or award agreement, or as otherwise determined by the Administrator.

  Section 6. Amendment and Termination.

  The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent.

  The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

  Section 7. Unfunded Status of Plan.

  The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

  Section 8. General Provisions.

  (1) The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

  All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

  (2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any consultant or advisor of the Company any right to continued service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the service of any of its consultants or advisors at any time.

  (3) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federa1, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

  (4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

  Section 9. Effective Date of Plan.

  The Plan became effective (the "Effective Date") on January 20, 2003.

  Section 10. Term of P1an.

  No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

  Exhibit 5.1
  Exhibit 23.2

  Opinion of W. Andrew Stack, Esq.

  January 20, 2003



  Vista Continental Corporation
  6836 Bee Cave Road, Ste. 242
  Austin, Texas 78746

  RE:  Registration Statement on Form S-8

  Ladies and Gentlemen:

       I have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares") issued or issuable upon the exercise of options granted under the Vista Continental Corporation 2003 Consultants Stock Option Plan (the "Plan") referred to therein. As your counsel in connection with this transaction, I have examined the proceedings taken and proposed to be taken by you in connection with the issuance of the Shares.

       It is my opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally and validly issued, fully paid, and nonassessable.

       I further consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                Very truly yours,
                                /s/ W. Andrew Stack
                                W. Andrew Stack, Esq.
                                OBA #18606

  Exhibit 23.1

              CONSENT OF INDEPENDENT AUDITORS

       We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Vista Continental Corporation of our report dated November 28, 2002, relating to the financial statements of Vista Continental Corporation for the year ended September 30, 2002, including the balance sheet as of the same date, and the related statements of operations, stockholders' deficiency, and cash flows for the year then ended and for the period from inception to September 30, 2002.


  /s/ Malone & Bailey, PLLC

  Houston, Texas

  January 20, 2003